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                                                                       Exhibit 5

                      [LETTERHEAD OF EDWARDS & ANGELL, LLP]
                           [FORM OF VALIDITY OPINION]


                                January __, 2001

FleetBoston Financial Corporation
100 Federal Street
Boston, MA  02110

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-4 filed by FleetBoston Financial Corporation (the "Company") with the Securities and Exchange Commission on November 21, 2000, as amended by Amendment No. 1 thereto filed on January 5, 2001, as amended by Amendment No. 2 thereto filed on January 19, 2001 (as amended, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 190,093,245 shares of common stock, $.01 par value (the "Common Stock").

We have served as counsel for the Company and, as such, assisted in the organization thereof under the laws of the State of Rhode Island and are familiar with all corporate proceedings since its organization. We have examined the following documents and records:

    1.   The Restated Articles of Incorporation of the Company;
    2.   The By-Laws of the Company;
    3. The Agreement and Plan of Merger dated as of October 1, 2000 (the "Merger Agreement"); and
    4. All corporation minutes and proceedings of the Company relating to the issuance of the Common Stock of the Company being registered under the Registration Statement.

We have also examined such further documents, records and proceedings as we have deemed pertinent in connection with the issuance of said Common Stock. We also are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, registration, issuance and sale of the Common Stock.

Based upon such examination, it is our opinion that, subject to the proposed additional proceedings being duly taken and completed as now contemplated by the Company prior to the issuance of the Common Stock, the Common Stock being registered by the Registration Statement, when issued pursuant to the Merger Agreement upon consummation of the Merger contemplated therein, will be validly issued, fully paid and nonassessable.


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V. Duncan Johnson, a partner of Edwards & Angell, is a director of Fleet Bank
(RI), National Association, a wholly owned subsidiary of the Company, and beneficially owns 9,856 shares of Common Stock.

We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Proxy Statement-Prospectus which is part of the Registration Statement.

                                    Very truly yours,